Exhibit 99.1

STEC, Inc. Announces an Additional Stock Repurchase Program of Up to

$40 Million of the Company’s Common Shares

SANTA ANA, Calif., Aug. 29, 2011 – STEC, Inc. (NASDAQ: STEC), The SSD Company™, a leading global provider of solid-state drive (SSD) technologies and products, today announced that its Board of Directors has authorized the repurchase of up to $40 million of its common shares. To facilitate the repurchase of the shares, STEC adopted a written plan pursuant to Rule 10b5-1 of the Securities Exchange Act of 1934, as amended (the “10b5-1 Plan”).

“Our management and Board of Directors continue to believe in the long-term value of STEC,” said Manouch Moshayedi, STEC’s Chairman and CEO. “This $40 million stock repurchase program is in addition to the $15 million of STEC’s common shares repurchased earlier this month and reflects our confidence in STEC’s long-term fundamentals, growth prospects and strategy, and demonstrates our commitment to delivering shareholder value and realizing the full potential of our business and operations.”

The repurchases may occur over a period beginning on September 15, 2011, continuing until the earlier of the completion of the repurchase or March 30, 2012, under the prices, terms and limitations set forth in the 10b5-1 Plan, including compliance with Rule 10b-18 of the Securities Exchange Act of 1934, as amended. Because the repurchases under the 10b5-1 Plan are subject to certain pricing parameters, there is no guarantee as to the exact number of shares, if any, that will be repurchased. A Rule 10b5-1 Plan allows companies and individuals to repurchase shares at times when they would ordinarily not be in the market because of company trading policies or the possession of material non-public information.

As of August 29, 2011, STEC had approximately 50.06 million shares of common stock outstanding.

About STEC

STEC, Inc., The SSD Company™, is a leading global provider of solid-state drive (SSD) technologies and solutions tailored to meet the high-performance, high-reliability needs of original equipment manufacturers (OEMs). With headquarters in Santa Ana, California and locations worldwide, STEC leverages almost two decades of solid-state knowledge and experience to deliver the most comprehensive line of SSDs to the storage industry. For more information, visit the company’s web site at http://www.stec-inc.com.

The STEC logo is available at http://www.globenewswire.com/newsroom/prs/?pkgid=1079

STEC, the STEC logo, and The SSD Company are either registered trademarks or trademarks of STEC, Inc. in the United States and certain other countries. All other trademarks or brand names referred to herein are the property of their respective owners.

Safe Harbor Statement Under the Private Securities Litigation Reform Act of 1995

This release contains forward-looking statements that involve risks and uncertainties, including those statements concerning STEC’s planned stock repurchase; expectations with respect to the timing and potential amount of such repurchases, if any; the terms of the 10b5-1 Plan; the value of STEC’s underlying common shares; the long-term fundamentals, growth prospects and strategy of STEC; the long-term value for shareholders; and the full potential of STEC’s business and operations. Such forward-looking statements are based on current expectations and involve inherent risks and uncertainties, including factors that could delay, divert or change any of them, and could cause actual outcomes and results to differ materially from current expectations. Important factors that could cause actual results to differ materially from those expressed or implied in the forward-looking statements are detailed in filings with the Securities and Exchange Commission made from time to time by STEC, including its Annual Report on Form 10-K, its Quarterly Reports on Form 10-Q, and its Current Reports on Form 8-K. The information contained in this press release is a statement of STEC’s present intention, belief or expectation. STEC may change its intention, belief or expectation, at any time and without notice, based upon any changes in such factors, in STEC’s assumptions or otherwise. STEC undertakes no obligation to release publicly any revisions to any forward-looking statements to reflect events or circumstances occurring after the date hereof or to reflect the occurrence of unanticipated events.

CONTACT:

  Mitch Gellman

  Vice President of Investor Relations

  STEC, Inc.

  (949) 260-8328

  ir@stec-inc.com